Exhibit 2

        SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST AGREEMENT


     THIS TRUST AGREEMENT ("Trust Agreement") made this 22nd day of July, 1994, by and between SUPER FOOD SERVICES, INC., a Delaware corporation, (the "Company") and SOCIETY NATIONAL BANK, (the "Trustee").
     WHEREAS, the Company has adopted a nonqualified Supplemental Executive Retirement Plan (the "Plan") for the purpose of paying certain designated participating employees retirement benefits in excess of the limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code on the retirement benefits that may be paid under the Retirement Plan For Employees of Super Food Services, Inc., (the "Pension Plan"); and
     WHEREAS, the Company has incurred or expects to incur liabil-ity under the terms of the Plan with respect to the individuals participating in the Plan; and
     WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and
     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and
     WHEREAS, it is the intention of the Company to make contribu-tions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;
     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Article 1.   Establishment of Trust

          1.1 The Company hereby deposits with Trustee in trust the sum of $100.00, to be held, administered and disposed of by Trustee as provided in this Trust Agreement. As soon as practica-ble after the date hereof, the Company shall deliver to the Trustee to be held in trust hereunder an amount of cash and life insurance policies which will be sufficient to fund the Company's obligations to pay (i) to the Plan participants and their beneficiaries bene-fits accrued to them under the Plan, and (ii) to the appropriate insurers premiums due and payable on such life insurance policies.
          1.2 The Trust hereby established shall be irrevocable. The Company shall have no right or power to direct Trustee to return to the Company or to divert to others any assets of the Trust before all payment of benefits have been made to Plan partic-ipants and their beneficiaries pursuant to the terms of the Plan.
          1.3 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
          1.4 The Trust Fund, as defined in Article 2 hereof, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. All assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.1 herein.
          1.5 At each December 31, the Company shall recalculate the amount of assets which would be required to be delivered pursuant to Section 1.1 as of such anniversary date. If the amount so calculated exceeds the fair market value of the assets then held in the Trust, the Company shall promptly (and in no event later than sixty (60) days from such anniversary date) pay to the Trustee
(i) an amount in cash, marketable securities (valued at their fair market value) or life insurance policies or any combination thereof equal to such excess less (ii) the amount, if any, of interest and other income earned in the Trust and received by the Trustee during the year then ended at December 31. Contemporaneously with such payment, the Company shall deliver to the Trustee (i) a modified Payment Schedule indicating the amounts payable in respect of each Plan participant, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, and the time of commencement for, and the form of, payment of such amounts and
(ii) the amounts payable in respect of any premiums on any life insurance policies held in Trust.
          1.6 The Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property in trust with Trustee in addition to deposits referenced in Sections 1.1 and 1.5 herein to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
          1.7 The Company shall have the duty to inform the Trustee promptly in writing whenever a Change of Control has occurred. If any two Plan participants notify Trustee in writing that a Change of Control has occurred, then unless, in the opinion of nationally recognized legal counsel to the Company such a Change of Control has not occurred, a Change of Control will be deemed to have occurred for purposes of this Trust Agreement.
          1.8 Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined in Section 11.5 hereof, make an irrevocable contribution to the Trust in an amount (if any) which will cause the total assets held in the Trust to equal the present value of benefits payable from the Plan to each participant or his or her beneficiary. For purposes of this Section only, the benefit payable from the Plan shall be determined as if the participant terminated employment on the date of Change of Control, retired immediately and commenced receiving benefit payments from the Pension Plan. The present value of the Plan benefits shall be determined using the following actuarial assumptions:
          Interest: The interest rate published by the Pension Benefit Guaranty Corporation for purposes of valuing a benefit payable from a terminating single employee qualified defined benefit plan in the form of an immediate annu-ity. Such interest rate shall be determined on the first day of the month during which a Change in Control occurs.

     Article 2.   Trust Fund.

          2.1 As used herein, the term "Trust Fund" shall mean the amounts and assets delivered to the Trustee as described in Sec-tion 1.1 hereof plus all amounts and assets delivered thereafter pursuant to Sections 1.5 and 1.6 hereof, including all income, gains and losses, whether realized or unrealized thereon in what-ever form held or invested as provided herein. The Trust Fund shall be held, invested and reinvested by the Trustee in accordance with the duties of the Trustee and the powers granted to it under the terms of this Trust. Provided, further, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

     Article 3. Payments to Plan Participants and Their Benefi-ciaries.

          3.1 The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), the time of commencement for payment of such amounts, and the amount payable in respect of any premiums on any life insurance policies held in Trust. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Company may modify such Payment Schedule at any time by providing a new Payment Schedule to the Trustee at least thirty (30) days prior to the effective date of such modification.
          3.2 The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.
          3.3 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
          3.4 The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the Trust Fund is not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company when the Trust Fund is not suffi-cient.

     Article 4.   Trustee Responsibility Regarding Payments to
                  Trust Beneficiary When the Company is Insolvent.

          4.1 Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
          4.2 At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the Trust Fund shall be subject to claims of general creditors of the Company under federal and state law as set forth below:
               a. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee promptly in writing of the Company's Insolvency.
               b. Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.
               c. If at any time Trustee has been notified by the Company that the Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the Trust Fund for the benefit of the Company's general creditors. The Trustee shall disburse assets of the Trust to creditors of the Company only pursuant to an order of a court of competent jurisdic-tion. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.
               d. Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Arti-cle 3 of this Trust Agreement only after either (i) Trustee has determined that the Company is not Insolvent (or is no longer Insolvent); or (ii) a court of competent jurisdiction determines the Company is not Insolvent (or is no longer Insolvent), whichever is first to occur.
          4.3 Provided that the Trust Fund is sufficient, if Trustee discontinues the payment of benefits from the Trust pursu-ant to Section 4.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
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     Article 5.   Accounting by Trustee.

          Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within sixty (60) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Article 6.   Responsibility of Trustee.

          6.1 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
          6.2 If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
          6.3 Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.
          6.4 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administra-tive Regulations promulgated pursuant to the Internal Revenue Code.

     Article 7.   Powers of Trustee.

          7.1 Subject to the Company's express directions and the investment guidelines which are attached hereto as Schedule "A", the Trustee shall have the following powers and duties, in addition to any implied powers and duties which may be necessary to carry out the provisions of the Trust:
               a. To sell, exchange, hypothecate, convey and otherwise transfer any securities or other property held in the Trust, at public or private sale, for such prices and on such terms as the Trustee deems suitable, without the approval of any court and without any obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;
               b. To invest and reinvest all or any part of the principal of the Trust Fund in such stocks, bonds, mortgages, shares or interests in common trust funds, or other securities or property, real, personal or mixed, and of such kind and nature whatsoever, as it may deem advisable, and without diversification if it deems it advisable, irrespective of whether or not such securities or property are eligible for trust investment under the laws of Ohio or any other law, and may change any investment received or made by the Trustee; provided, however, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company;
               c. To hold uninvested or to deposit in any bank or savings and loan association such sums of cash as it deems reason-able and in the best interests of the Trust;
               d. To exercise any right, including the right to vote, personally or by general or special proxies or powers of attorney, appurtenant to any securities or other property held in the Trust;
               e. To exercise or sell any conversion privileges, subscription rights or other rights or options and to make any payments incidental thereto;
               f. To oppose, consent to, or otherwise participate in, any reorganization, recapitalization or other changes affecting securities held in the Trust, to delegate discretionary powers to the extent permitted by law, and to pay expenses, assessments or charges in connection therewith; to retain any securities or other property allotted to the Trust in connection with any such reorga-nization, recapitalization or other changes; and to generally execute any of the powers of an owner with respect to any securi-ties or other property held in the Trust;
               g. To hold securities or other property in its name as Trustee or in the name of one or more nominees or in bearer form; provided, the Trust records shall at all times show that such securities or property are part of the Trust;
               h. To make, execute, acknowledge and deliver any instruments that may be necessary or appropriate to carry out the powers herein granted;
               i. To consult and employ suitable agents, enrolled actuaries, auditors, legal counsel or other advisers as deemed necessary to assist in the performance of the Trustee's duties, and to pay reasonable expenses and compensation in connection there-with;
               j. To enforce, abstain from enforcing, settle, modify, compromise, submit to arbitration or abandon any rights, obligations, claims, debts or damages due or owing to or from the Trust; to commence, defend and represent the Trust in all suits and legal and administrative proceedings;
               k. To accept and retain any securities or other property received or acquired by the Trust, whether or not such property would normally be purchased or would then be authorized as investments hereunder;
               l. To collect and receive any money or property due to the Trust and to give full discharge and acquittance there-for;
               m. To prepare such periodic written reports or other accountings as required hereunder, and to furnish the Company and the Plan participants with such information which either may require for tax or other purposes.
               n. To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan, provided that the Company may direct but not prohibit borrowing by the Trustee on any life insurance policies held in the Trust;
               o. To transfer assets of the Trust Fund to a successor Trustee as provided in Article 10;
               p. To adopt uniform rules of procedure and regula-tions necessary for the proper and efficient administration of the Trust, provided such rules are not inconsistent with the terms hereof, and to enforce such rules and regulations;
               q. To determine any question which may arise as to what constitutes income and principal, without regard to Sec-tions 2109.66 through 2109.68 of Chapter 1340 of the Ohio Revised Code as the same may be amended from time to time;
               r. To consent to the addition of any real property to the Trust;
               s. To acquire and hold life insurance policies of any type on the lives of any Plan participants;
               t. To do all acts though not specifically named herein, which the Trustee deems advisable to carry out the purposes of this Trust; and
               u. To have, without exclusion, all powers con-ferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     Article 8.   Compensation and Expenses of Trustee.

          The Company shall pay all administrative and Trustee's fees and expenses.

     Article 9.   Resignation and Removal of Trustee.

          9.1 Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and Trustee agree otherwise.
          9.2 At any time prior to a Change of Control, Trustee may be removed by the Company with or without cause, upon thirty
(30) days prior notice or upon shorter notice accepted by Trustee.
          9.3  At any time after a Change of Control, as defined in
Section 12.5 hereof, the Company may remove the Trustee and appoint a successor Trustee only with the written consent (in a form acceptable to the Trustee) of a majority of participants and beneficiaries of then-deceased participants who were, in each case, covered by the Plan on the date of the Change of Control, and who are covered by the Plan on the effective date of removal. Any notice sent to such participants and beneficiaries seeking their consent to removal of the Trustee and appointment of a successor Trustee shall include the name and address of the proposed succes-sor Trustee and a written statement by such proposed successor that the successor has read the Agreement and understands its obliga-tions thereunder.
          9.4 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Sections 10.1, 10.2 and 10.3 by the effective date of resignation or removal under Sections 9.1,
9.2 or 9.3. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. In any event, the Trustee shall continue to be custodian of the Trust Fund until the successor Trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee and the end of its custodianship of the Trust Fund. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
          9.5 Upon resignation or removal of Trustee and appoint-ment of a successor Trustee, the Trust Fund shall subsequently be transferred to the successor Trustee. The transfer shall be completed on the effective date of such resignation or removal, unless the Company and the Trustee mutually agree to extend the time limit.

     Article 10.  Appointment of Successor.

         10.1  If Trustee resigns or is removed in accordance with
Section 9.1, 9.2 or 9.3 hereof, the Company may appoint any bank or other party that has been granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.
         10.2 If Trustee resigns at any time after a Change of Control, as defined in Section 12.5 hereof, the Company shall proceed to appoint a successor Trustee, subject to the written consent of a majority of participants and beneficiaries of then-deceased participants who were, in each case, covered by the Plan on the date of Change of Control, and who are covered by the Plan on the effective date of resignation. Any notice sent to such participants and beneficiaries seeking their consent to removal of the Trustee and appointment of a successor Trustee shall include the name and address of the proposed successor Trustee and a written statement by such proposed successor that the successor has read the Agreement and understands its obligations thereunder.
         10.3 The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust Fund. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. Any successor corporate Trustee appointed as provided in this Section, shall be a bank or trust company with a capital and surplus of not less than Five Hundred Million Dollars ($500,000,000.00), assets in excess of Two Billion Dollars ($2,000,000,000.00) and which has been in existence and carrying on a trust business for not less than ten (10) years at the time of such appointment in the United States of America.
         10.4 If any financial institution or trust company serving as a trustee hereunder, by sale, merger, consolidation, reorganization or otherwise, is merged or consolidated with any other financial institution or trust company authorized to do a trust business in any state in the United States, the merged or consolidated financial institution or trust company resulting therefrom shall succeed to and be vested with all of the title, powers, discretions, privileges, duties and immunities of such trustee hereunder.

     Article 11.  Amendment or Termination.

         11.1 This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof.
         11.2 The Trust shall not terminate until the date on which the Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
         11.3  Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.7, 1.8, 3.4,
12.4, 12.5 and Articles 4, 9, 10 and 11 of this Trust Agreement may not be amended by the Company without the express written consent of all then-living participants and the beneficiaries of any deceased participant for twenty-five (25) years following a Change of Control, as defined herein.

     Article 12.  Miscellaneous.

         12.1 This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and super-sedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.
         12.2 In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.
         12.3 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encum-bered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
         12.4 This Trust shall be governed by and construed in accordance with the laws of Ohio, other than and without reference to any provisions of such laws regarding choice of laws or con-flicts of laws.
         12.5 For purposes of this Trust, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of either the outstanding Common Shares of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consol-idation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganiza-tion, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     Article 13.  Effective Date.

         The effective date of this Trust Agreement shall be May 18, 1994.

     Article 14.  Notices.

         Any notice, report demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:  Super Food Services, Inc.
                             3233 Newmark Drive
                             Dayton, Ohio  45342
                             Attention:  Secretary

         If to the Trustee:  Society National Bank
                             34 North Main Street
                             Dayton, Ohio  45402
                             Attention:  Assistant Vice President

     Article 15.  Trust Beneficiaries.

         The Plan participants are third party beneficiaries of this Trust Agreement and shall be entitled to enforce all of the terms and provisions hereof with the same force and effect as if such persons had been a party hereto.
     IN WITNESS WHEREOF, Super Food Services, Inc., and Society National Bank, as Trustee, have signed this Agreement on the day and year first above written.
                                 Company:

                                 SUPER FOOD SERVICES, INC.


                                 By______________________________
                                        Chairman of the Board


                                 Attest:
                                              Secretary



                                 Trustee:

                                 SOCIETY NATIONAL BANK,
                                 Trustee as aforesaid


                                 By______________________________
                                     Assistant Vice President &
                                            Trust Officer

                     Super Food Services, Inc.

        Supplemental Executive Retirement Trust Agreement

                           Schedule A




The trust shall be invested in fixed income investments or their equivalent. This includes, but is not limited to, fixed income mutual funds, cash equivalent money market instruments, Treasury securities, Agency securities, Mortgage and Asset backed securi-ties, and corporate obligations. This schedule may be modified at any time in the Company's discretion.

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